EXHIBIT 3.2

                                        BYLAWS
                                          OF
                         COCA-COLA BOTTLING CO. CONSOLIDATED

                                      ARTICLE I

                                       OFFICES

               SECTION 1. Principal Office. The principal office of the Corporation shall be located at Charlotte, North Carolina, and the address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of In-corporation.

               SECTION 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

               SECTION 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or agreed upon by a majority of the stockholders entitled to, vote thereat.

               SECTION 2. Annual Meetings. The annual meetings of the stockholders shall be held within or without the State of
          Delaware at such time as may be determined by the Board of Directors. Such meetings shall be held for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

               SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, Vice-Chairman, President, Secretary or the Board of Directors of the Corporation or by any stockholder pursuant to the written request of the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting.

               SECTION 4. Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting.

               In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat, unless it is a matter, other than the election of directors, on which the vote of the stockholders is expressly required by the provisions of the Delaware General Corporation Law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

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                                                                EXHIBIT 3.2


               When a meeting is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

               SECTION 5. Voting Lists. At least ten (10) days before each meeting of stockholders, the Secretary of the Corporation shall prepare an alphabetical list of the stockholders entitled to vote at such meeting, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any stockholder at any time during the usual business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder present during the whole time of the meeting.

               SECTION 6. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. If there is no quorum at the opening of a meeting of stockholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

               The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

               SECTION 7. Voting of Shares. Each outstanding share having voting rights shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

               The vote of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the Certificate of Incorporation or these Bylaws.

               Voting on all matters except the election of directors shall be by voice vote or by a show of hands, unless the holders of one-tenth (1/10) of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

               SECTION 8. Informal Action By Stockholders. Any action which may be taken at a meeting of the stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation, to be kept in the Corporate minute book.


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                                     ARTICLE III

                                      DIRECTORS

               SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these Bylaws.

               SECTION 2. Number. Term and Qualification. The number of directors of the Corporation shall be determined from time to time by the stockholders or the Board of Directors and shall be not less than nine and not more than twelve. The Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. The successors of the directors whose terms expire each year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. Directors need not be residents of the State of Delaware or stockholders of the Corporation. (Adopted May 15, 1986)


               SECTION  3.  Election of  Directors.  Except  as provided in
          Section 5 of this Article, the directors shall be elected at the annual meeting of stockholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any stockholder so demands, election of directors shall be by written ballot.

               SECTION 4. Removal. Directors may be removed from office only for cause by a vote of stockholders holding a majority of the shares entitled to vote at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

               SECTION 5. Vacancies. Vacancies and newly-created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, to hold office until the next election of the class for which such directors shall have been chosen, and until their suc-cessors shall be elected and qualified.

               SECTION 6. Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular or special meetings of the Board.

               SECTION 7. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these Bylaws, designate two (2) or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these Bylaws, from time to time designate other committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.

               SECTION 8. Indemnification of Directors and Officers. The corporation shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit, or
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          proceeding  by reason of the  fact that he, his
          testator or intestate is or was a director or officer of the Corporation, or serves or served any other corporation at the request of the Corporation. (Adopted February 11, 1987) The Corporation may, but shall not be obligated to, maintain insurance at its expense to protect itself and any such person against expense or loss arising from any such action, suit or proceeding.

               The indemnification provided by this Section shall apply to acts and transactions occurring heretofore or hereafter and shall not be deemed exclusive of any other rights to which those seeking indemnification are entitled under any statute, certificate or articles of incorporation, bylaws, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      ARTICLE IV

                                MEETINGS OF DIRECTORS

               SECTION 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings.

               SECTION 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two (2) directors. Such meetings may be held either within or without the State of Delaware.

               SECTION 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

               The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

               Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

               SECTION  4.  Quorum.   A  majority of the directors fixed by
          these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

               SECTION 5. Manner of Acting. Except as otherwise provided in this Section, and in the Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               SECTION 6. Participating in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee hereof, may participate in a meeting of such board or committee by means

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          of conference telephone  or similar equipment
          that  enables all  persons participating  in the meeting  to hear
          each  other.   Such  participation shall  constitute presence  in
          person at such meeting.

               SECTION 7. Informal Action By Directors. Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

                                      ARTICLE V

                                     THE OFFICERS

               SECTION 1. Number. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen, a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect, or as an officer so authorized by Section 2 of this Article V may from time to time appoint. Any two (2) or more offices may be held by the same person except the offices of President and Secretary.

               SECTION  2.   Election  and  Term.    The  officers  of  the
          Corporation shall be elected by the Board of Directors, except that Vice Presidents, Assistant Secretaries and Assistant Treasurers may be appointed by an officer of the Corporation expressly authorized by the Board to make such appointments. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

               SECTION 3. Removal. Any officer or agent elected by the Board of Directors or appointed by an authorized officer may be removed by the Board, and any officer or agent appointed by an authorized officer may be removed by the appointing officer, with or without cause in each instance.

               SECTION 4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except that the compensation of officers appointed by an authorized officer may be fixed by the appointing officer.

               SECTION 5. The Chairman of the Board. The Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall also perform such other duties as may be directed by the Board of Directors.

               SECTION 6. The Vice Chairmen. The Vice Chairmen of the Board of Directors shall perform such duties and have such authority as may be directed by the Chairman of the Board and/or the Board of Directors and shall, in the absence of the Chairman, preside at all meetings of stockholders and the Board of Directors.

               SECTION 7. The President. The President shall perform such duties and have such authority as may be directed by the Chairman of the Board and/or the Board of Directors.

               SECTION 8. The Vice-Presidents. The Vice-Presidents shall perform such duties and have such authority as the Board of Directors, the Chairman of the Board, Vice Chairmen and/or President, as applicable, shall prescribe.

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               SECTION 9.   The Secretary.   The Secretary  shall have  the
          duty  to record the  proceedings of the  meetings of stockholders
          and  directors  in a  book  to be  kept  for that  purpose.   The
          Secretary shall give all notices required by law and by these by-laws. The Secretary shall have general charge of the corporate books and records and of the corporate seal, and the Secretary
          shall  affix   the  corporate   seal  to   any  lawfully-executed
          instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of stockholders showing the name and address of each stockholder
          and the number and class  of shares held by each.   The Secretary
          shall sign such instruments as may require his signature and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to the Secretary from time to time by the Board of Directors, Chairman of the Board, Vice Chairman and/or President, as applicable, shall prescribe.

               SECTION 10. The Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit and disburse the same under the direction of the Board of Directors, Chairman of the Board, Vice Chairman and/or President, as applicable. The Treasurer shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose. The Treasurer shall, in general, perform all duties incident to such office and such other duties as may be assigned from time to time by the Board of Directors, Chairman of the Board, Vice Chairman and/or President, as applicable.

               SECTION 11. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those officers, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors, Chairman of the Board, Vice Chairman, and/or President, as applicable.

               SECTION 12. Bonds. The Board of Directors may, by resolution, require any and all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                      ARTICLE VI

                        CONTRACTS, LOANS, CHECKS AND DEPOSITS

               SECTION 1. Contracts. The Board of Directors may authorize an officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

               SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

               SECTION 3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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               SECTION  4.   Deposits.   All funds  of the  Corporation not
          otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.


                                     ARTICLE VII

                      CERTIFICATES FOR SHARES AND THEIR TRANSFER

               SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine to every stockholder for the fully-paid shares owned by him. These certificates shall be signed by, or bear the facsimile signature of, the President or any Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

               SECTION 2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly-authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

               SECTION 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for such determination of stockholders, such record date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days immediately preceding the date on which the particular action requiring such determination of stockholders is to be taken.

               If no record date is fixed by the Board of Directors:

               The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

               The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is expressed; and

               The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

               SECTION 4. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as

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          it may direct to indemnify the
          Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

                                     ARTICLE VIII

                                  GENERAL PROVISIONS

               SECTION 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and
          conditions   provided  by   law   and  by   its  Certificate   of
          Incorporation.

               SECTION 2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

               SECTION 3. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to giving such notice.

               SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

               SECTION 5.  Shareholder Protection  Act.  The  provisions of
          The  North  Carolina  Shareholder  Protection  Act  specified  in
          Article VII of The North Carolina Business Corporation Act shall not apply to transactions involving the Company, and pursuant to
          Section 55-79(ii) of said Act, this By-law shall formally exempt the Company from the provisions of Article VII. Any transactions otherwise falling within the scope of The North Carolina Shareholder Protection Act shall be governed by the general provisions of The North Carolina Business Corporation Act, to the extent it applies. (Adopted July 20, 1987)

                                     ARTICLE IX

                                      AMENDMENTS

               Except as hereinafter otherwise provided, these Bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the number of directors fixed by the Certificate of Incorporation and these Bylaws at any regular or special meeting of the Board of Directors, provided that

               (a) the Bord of Directors shall have no power to adopt a bylaw:

                    (i) Requiring the  holders of more  than a majority  of
               the shares having voting power to be present or represented by proxy at any meeting in order to constitute a quorum or requiring more than a majority of the votes cast in person or by proxy to be necessary for the transaction

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               of any business,  except where higher  percentages are
               required by law or by the Certificate of Incorporation.

                    (ii) Providing  for the  management of  the Corporation
               otherwise than by the Board of Directors or its Executive Committee.

               (b) the affirmative vote of two-thirds of the total number of shares outstanding and entitled to vote shall be required to amend, alter, change or repeal Article II, Section 8; Article III, Sections 2 and 4; Article IV, Section 5; and this Article IX of these Bylaws.

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